Exhibit 2(s)(2)

POWER OF ATTORNEY

The undersigned Sole Director of Blackstone Alternative Alpha Sub Fund I Ltd. (the “Sub Fund”) hereby severally constitutes and appoints each of Brian Gavin and Peter Koffler and each of them singly, with full powers of substitution and resubstitution, his true and lawful attorney, with full power to him to sign for him, and in his name and in the capacities indicated below with respect to the Sub Fund, any one or more Registration Statements on Form N-2 of Blackstone Alternative Alpha Fund (“Feeder Fund I”), Blackstone Alternative Alpha Fund II (“Feeder Fund II”) or Blackstone Alternative Alpha Master Fund (“Master Fund” and together with Feeder Fund I and Feeder Fund II, the “Funds”) in connection with the registration of the Funds under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of the Feeder Fund I’s or Feeder Fund II’s shares of beneficial interest under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to any such Registration Statement, any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his name and on his behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or his substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Patrick Agemian	Director	May 31, 2013
Patrick Agemian